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                                                            EXHIBIT NO. 99.1(c)

                           MFS MUNICIPAL SERIES TRUST

                  MFS MASSACHUSETTS MUNICIPAL HIGH INCOME FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 2, 2002, as amended, (the "Declaration"), of MFS Municipal Series Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Massachusetts Municipal High Income Fund, a series of the Trust, has been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 30th day of September, 2002

JOHN W. BALLEN                          KEVIN R. PARKE
----------------------------            ----------------------------
John W. Ballen                          Kevin R. Parke
8 Orchard Road                          33 Liberty Street
Southborough MA 01772                   Concord MA 01742

LAWRENCE H. COHN                        LAWRENCE T. PERERA
----------------------------            ----------------------------
Lawrence H. Cohn                        Lawrence T. Perera
45 Singletree Road                      18 Marlborough Street
Chestnut Hill MA 02467                  Boston MA 02116

SIR J. DAVID GIBBONS                    WILLIAM J. POORVU
----------------------------            ----------------------------
Sir J. David Gibbons                    William J. Poorvu
"Leeward"                               975 Memorial Drive Apt. 710
5 Leeside Drive                         Cambridge MA 02138
"Point Shares"
Pembroke, Bermuda HM 05

WILLIAM R. GUTOW                        JEFFREY L. SHAMES
----------------------------            ----------------------------
William R. Gutow                        Jeffrey L. Shames
3 Rue Dulac                             38 Lake Avenue
Dallas TX 75230                         Newton MA 02459

J. ATWOOD IVES                          J. DALE SHERRATT
----------------------------            ----------------------------
J. Atwood Ives                          J. Dale Sherratt
17 West Cedar Street                    86 Farm Road
Boston MA 02108                         Sherborn MA 01770

ABBY M. O'NEILL                         ELAINE R. SMITH
----------------------------            ----------------------------
Abby M. O'Neill                         Elaine R. Smith
200 Sunset Road                         75 Scotch Pine Road
Oyster Bay NY 11771                     Weston MA 02493

                                        WARD SMITH
                                        ----------------------------
                                        Ward Smith
                                        36080 Shaker Blvd.
                                        Hunting Valley OH 44022